Exhibit 99.4

STANLEY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 15, 2008, Stanley, Inc. (the “Company”) completed its acquisition of Oberon Associates, Inc. (“Oberon”), an engineering, intelligence operations and information technology services company. The acquisition was consummated pursuant to an Agreement and Plan of Merger, dated June 10, 2008 (the “Merger Agreement”), by and among the Company, Oberon, Omaha Acquisition Corporation, a newly-formed and wholly-owned subsidiary of the Company (“Merger Sub”), and certain shareholders of Oberon. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Oberon, with Oberon continuing as the surviving corporation and as the Company’s wholly-owned subsidiary (the “Merger”).

Under the terms of the Merger Agreement, the Company acquired all of the outstanding equity interests in Oberon for a purchase price of approximately $170 million, net of approximately $3 million of cash acquired. This amount is subject to review during the period prior to October 15, 2008 and is potentially subject to further net working capital and other adjustments based on the results of that review.

The acquisition has been accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. The following unaudited pro forma condensed consolidated balance sheet and income statements give effect to the Company’s acquisition of Oberon.

The pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition occurred on June 27, 2008 and combines the condensed consolidated balance sheet of the Company as of June 27, 2008 and the condensed balance sheet of Oberon as of June 30, 2008. The pro forma condensed consolidated statement of income for the year ended March 31, 2008 has been prepared as if the acquisition occurred on April 1, 2007 and combines the Company’s condensed consolidated statement of income for the fiscal year ended March 31, 2008 with Oberon’s condensed statement of income for the year ended June 30, 2008. The pro forma condensed consolidated statement of income for the quarterly period ended June 27, 2008 has been prepared as if the acquisition occurred on April 1, 2008 and combines the Company’s unaudited condensed consolidated statement of income for the quarterly period ended June 27, 2008 with Oberon’s unaudited condensed statement of income for the quarterly period ended June 30, 2008.

These pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 15, 2008, the Company’s audited financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, the Company’s unaudited financial statements and the accompanying notes in our Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2008, and Oberon’s historical financial statements and the accompanying notes that are included as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 27, 2008

(in thousands)

	Stanley	Oberon			Pro Forma
	June 27, 2008	June 30, 2008	Pro Forma Adjustments		June 27, 2008

Assets
Current assets:
Cash and cash equivalents	$5,677	$—	$—		$5,677
Accounts receivable – net	156,251	23,793	—		180,044
Prepaid and other current assets	6,756	675	—		7,431
Total current assets	168,684	24,468	—		193,152

Property and equipment—net	16,291	1,405	—		17,696
Goodwill	113,615	—	153,198	(1)	266,813
Intangible assets—net	7,209	—	13,100	(2)	20,309
Deferred taxes	3,061	—	—		3,061
Other assets	2,287	94	—		2,381
Total assets	$311,147	$25,967	$166,298		$503,412

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$—	$—	$170,921	(3)	$170,921
Accounts payable	19,458	2,466	—		21,924
Accrued expenses and other liabilities	66,376	6,743	—		73,119
Current portion of long-term debt	1,000	6,454	—		7,454
Income taxes payable	2,696	558	—		3,254
Total current liabilities	89,530	16,221	170,921		276,672

Long-term debt—net of current portion	35,500	142	—		35,642
Other long-term liabilities	6,979	—	—		6,979
Deferred taxes	—	82	4,899	(4)	4,981
Total liabilities	132,009	16,445	175,820		324,274

Stockholders’ equity:
Common stock, $0.01 par value—200,000,000 shares authorized; 23,448,941 shares issued	234	1	(1	)(5)	234
Additional paid in capital	87,627	432	(432	)(5)	87,627
Retained earnings	92,521	9,089	(9,089	)(5)	92,521
Accumulated other comprehensive income	(522)	—	—		(522)
Less: Treasury stock; 595 shares at cost	(15)	—	—		(15)
Deferred compensation	(707)	—	—		(707)
Total stockholders’ equity	179,138	9,522	(9,522)		179,138
Total liabilities and stockholders’ equity	$311,147	$25,967	$166,298		$503,412

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1) Reflects the amount of the Oberon purchase price that has been preliminarily allocated to goodwill, based upon the excess of the aggregate purchase price over the amounts preliminarily allocated to tangible and identifiable intangible assets.

(2) Reflects the amount of the Oberon purchase price that has been preliminarily allocated to identifiable intangible assets. The preliminary allocation to identifiable intangible assets consists of $10.5 million that has been allocated to Oberon’s customer contracts and relationships, $1.9 million that has been allocated to order backlog and $0.7 million that has been allocated to certain noncompete agreements, based on an independent third party valuation analysis.

(3) Reflects the net impact of the increase in borrowings under our revolving credit facility to finance the acquisition of Oberon and pay transaction expenses incurred in connection with the acquisition.

(4) Reflects the increase in deferred tax liabilities recognized upon consummation of the acquisition of Oberon and arising from the allocation of a portion of the purchase price to identifiable intangible assists acquired in the acquisition of Oberon. The amount of the increase is based on Oberon's statutory tax rate of 37.4% for the year ended June 30, 2008.

(5) Reflects the elimination of stockholders’ equity in connection with the acquisition of Oberon.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended March 31, 2008

(in thousands)

		Oberon
	Stanley Year ended	Year ended			Pro Forma Year ended
	March 31, 2008	June 30, 2008	Pro Forma Adjustments		March 31, 2008
Revenues	$604,342	$79,390	$—		$683,732

Operating costs and expenses:
Cost of revenues	512,243	61,658	—		573,901
Selling, general and administrative	37,242	5,198	—		42,440
Amortization of deferred compensation	267	—	—		267
Depreciation and amortization	6,695	323	3,283	(1)	10,301
Total operating costs and expenses	556,447	67,179	3,283		626,909
Operating income (loss)	47,895	12,211	(3,283)		56,823

Other income (expense):
Other income	19	—	—		19
Interest expense - net	(3,779)	(273)	(10,672	)(2)	(14,724)
Total other expenses	(3,760)	(273)	(10,672)		(14,705)
Income (loss) before taxes	44,135	11,938	(13,955)		42,118

Provision (benefit) for income taxes	17,971	4,465	(5,680	)(3)	16,756
Net income (loss)	$26,164	$7,473	$(8,275)		$25,362

Earnings per share:
Basic	$1.18				$1.15
Diluted	$1.12				$1.08
Weighted-average shares:
Basic	22,133				22,133
Diluted	23,414				23,414

Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended March 31, 2008

(1) Reflects amortization of identifiable intangible assets resulting from the preliminary allocation of the Oberon purchase price, based on an independent third party valuation analysis. The portion of the purchase price allocated to customer contracts and relationships is amortized on a straight-line basis over the estimated five year period of the contracts, resulting in $2.1 million of annual amortization. The portion of the purchase price allocated to order backlog is amortized on a straight-line basis over the two year period of the contracts, resulting in $1.0 million of annual amortization. The portion of the purchase price allocated to non-compete agreements will be amortized on a straight-line basis over three years, creating $0.2 million of annual amortization.

(2) Reflects incremental interest expense based on the weighted average interest rate during fiscal 2008 applicable under the Company’s revolving credit facility attributable to $170.9 million of additional net indebtedness incurred to finance the acquisition of Oberon and pay transaction expenses incurred in connection with the acquisition. An increase of 1.0% in the interest rates would result in an increase in pro forma interest expense and a decrease in pro forma net income of $1.7 million and $1.0 million, respectively, for the fiscal year ended March 31, 2008.

(3) Reflects the tax benefits resulting from the amortization of intangible assets described in note (1) above and from the incremental interest expense described in note (2) above. The tax benefits were determined using an effective tax rate of 40.7%, which was the Company’s effective tax rate for the fiscal year ended March 31, 2008.

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Quarterly Period Ended June 27, 2008

	Stanley	Oberon			Pro Forma
	Quarterly period ended	Quarterly period ended			Quarterly period ended
	June 27, 2008	June 30, 2008	Pro Forma Adjustments		June 27, 2008
Revenues	$172,566	$26,052	$—		$198,618

Operating costs and expenses:
Cost of revenues	145,760	19,919	—		165,679
Selling, general and administrative	10,659	1,732	—		12,391
Amortization of deferred compensation	62	—	—		62
Depreciation and amortization	1,779	134	821	(1)	2,734
Total operating costs and expenses	158,260	21,785	821		180,866
Operating income (loss)	14,306	4,267	(821)		17,752

Other income (expense):
Other income	2	—	—		2
Interest (expense) income - net	(411)	(54)	(1,792	)(2)	(2,257)
Total other expenses	(409)	(54)	(1,792)		(2,255)
Income (loss) before taxes	13,897	4,213	(2,613)		15,497

Provision (benefit) for income taxes	5,580	1,579	(1,050	)(3)	6,109
Net income (loss)	$8,317	$2,634	$(1,563)		$9,388

Earnings per share:
Basic	$0.37				$0.41
Diluted	$0.35				$0.40
Weighted-average shares:
Basic	22,676				22,676
Diluted	23,649				23,649

Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Quarterly Period Ended June 27, 2008

(1) Reflects amortization of identifiable intangible assets resulting from the preliminary allocation of the Oberon purchase price, based on an independent third party valuation analysis. The portion of the purchase price allocated to customer contracts and relationships is amortized on a straight-line basis over the estimated five year period of the contracts, resulting in $0.5 million of amortization for the period presented. The portion of the purchase price allocated to order backlog is amortized on a straight-line basis over the two year period of the contracts, resulting in $0.2 million of amortization for the period presented. The portion of the purchase price allocated to non-compete agreements will be amortized on a straight-line basis over three years, creating $0.1 million of amortization for the period presented.

(2) Reflects incremental interest expense based on the weighted average interest rate during the quarterly period ending June 27, 2008 applicable under the Company’s revolving credit facility attributable to $170.9 million of additional net indebtedness incurred to finance the acquisition of Oberon and pay transaction expenses incurred in connection with the acquisition. An increase of 1.0% in the interest rates would result in an increase in pro forma interest expense and a decrease in pro forma net income of $0.4 million and $0.3 million, respectively, for the quarterly period ended June 27, 2008.

(3) Reflects the tax benefits resulting from the amortization of intangible assets described in note (1) above and from the incremental interest expense described in note (2) above. The tax benefits were determined using an effective tax rate of 40.2%, which was the Company’s effective tax rate for the quarterly period ended June 27, 2008.